EXHIBIT 23






                  POTOMAC ELECTRIC POWER COMPANY
    SAVINGS PLAN FOR NON-BARGAINING UNIT, NON-EXEMPT EMPLOYEES





                Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Numbers 33-36798 and 33-53685) of the Potomac Electric Power Company Savings Plan for Non-
Bargaining Unit, Non-Exempt Employees of our report dated October
24, 1994, appearing on page 1 of this Form 11-K.







/s/  Price Waterhouse LLP
PRICE WATERHOUSE LLP

Washington, D.C.
December 14, 1994